                                 PROMISSORY NOTE

$8,000,000.00                                                 October 16, 2000


         FOR VALUE RECEIVED, GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("GPLP") and GLIMCHER PROPERTIES CORPORATION, a Delaware corporation ("GPC"; GPLP and GPC collectively referred to as "Borrower"), each having an address at 20 South Third Street, Columbus, Ohio 43215, jointly and severally promise to pay to BANKERS TRUST COMPANY, a New York banking corporation ("Lender"), or order, at 130 Liberty Street, Twenty-Fifth Floor, New York, New York 10006, or at such other place as Lender may from time to time in writing designate, in lawful money of the United States of America, the principal sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) or such other sum as may be the total amount outstanding pursuant to this Note, on or before the Maturity Date (as hereinafter defined), together with accrued interest on the principal balance outstanding from time to time, in like money, from the date of this Note until fully repaid at the rates hereinafter set forth. Interest shall be computed and shall accrue on the principal amount from time to time outstanding from the date hereof to and including the date of repayment in full at a rate per annum equal to the Applicable Interest Rate (as hereinafter defined) from time to time in effect. Principal payments shall be payable at the time and in the manner specified in this Note.

         1. DEFINITIONS. As used herein, the terms "Borrower" and "Lender" have the meanings assigned in the preceding paragraph, and the following terms have the following meanings:

                  "Applicable Interest Rate" shall mean, (i) for the period from and including the date hereof to and including the Initially Scheduled Maturity Date, a rate per annum equal to Eleven Percent (11.0%) and
         (ii) if the Note is extended in accordance with Section 5 hereof, for the period following the Initially Scheduled Maturity Date, a rate per annum equal to Fourteen Percent (14.0%).

                  "Borrowing Date" shall have the meaning assigned to such term in Section 2(c) hereof.

                  "Default" shall mean any event which, with the giving of any applicable notice and/or the passage of any applicable time period to cure, would constitute an Event of Default.

                  "Default Rate" shall mean, subject to the provisions of
         Section 8 hereof, a rate per annum equal to four percent (4%) plus the Applicable Interest Rate in effect from time to time.


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                                                                               2


                  "Event of Default" shall mean the occurrence or happening, from time to time, of any one or more of the following:

                           (a) If Borrower shall default in the due and punctual payment of all or any portion of any installment of the Indebtedness as and when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise and, if such default relates to the failure to make a payment of interest, such default shall continue for a period of three days from the date that such payment was due.

                           (b) If Borrower shall default in the payment of any late charge due under this Note as and when the same shall become due and payable.

                           (c) If voluntary or involuntary proceedings under the Federal Bankruptcy Code, as amended, shall be commenced by or against either Borrower or bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings shall be instituted by or against either Borrower with respect to all or any part of the property of either Borrower under the Federal Bankruptcy Code, as amended, or other law of the United States or of any state or other competent jurisdiction, and if such proceedings are instituted against either Borrower, any such party shall consent thereto or shall fail to cause the same to be discharged within 60 days (any of the events described in this clause (c) a "Bankruptcy Event").

                           (d) If any representation or warranty made by any Borrower in, under or pursuant to this Note or the other Loan Documents shall prove to have been false or misleading in any material respect as of the date on which such representation or warranty was made.

                           (e) If a default shall occur with respect to any covenant or agreement contained in this Note other than as specifically set forth in this definition or if a default shall occur and be continuing after the expiration of any applicable grace or cure period under any of the other Loan Documents.

                           (f) If a final judgment for the payment of money in excess of One Million Dollars ($1,000,000) shall be rendered against either Borrower and the same shall remain unpaid for a period of 60 days during which period execution shall not be effectively stayed.

                           (g) The dissolution or termination, as may be applicable, of any Borrower.

                           (h) If any Borrower shall default in the timely payment of any outstanding indebtedness which it is legally obligated to pay in excess of $1,000,000, in the aggregate, or if a joint venture in which either Borrower is a member or partner shall default in the timely payment of any outstanding indebtedness which it is legally obligated to pay in excess of $1,000,000, in the aggregate, in each case beyond any applicable cure or grace period.

                           (i) Any Loan Document shall for any reason cease to be valid and binding on or enforceable or create the security interest it purports to create against Borrower, or its assets, any other person party thereto or any collateral is transferred or assigned in breach of the terms of the Loan Documents.

                           (j) If there shall occur a material adverse change in the financial condition or business prospect of any Project.

                           (k) Any Transfer occurs in violation of Section 29(b) of this Note.

                  "Extended Maturity Date" shall have the meaning assigned to such term in Section 5 hereof.

                  "Extension" shall have the meaning assigned to such term in
         Section 5 hereof.

                  "Extension Fee" shall mean a fee payable to Lender in consideration for the Extension, in an amount equal to 1% of the Principal Balance.

                  "Extension Notice" shall have the meaning assigned to such term in Section 5(a) hereof.

                  "Indebtedness" shall mean the principal of and accrued interest on and all other amounts, payments and premiums due under this Note (including any future advances), and all other amounts, now existing or hereafter arising of any Borrower owing to Lender under and/or secured by the Loan Documents, or any amendments, modifications, renewals, substitutions and extensions of any of the foregoing.

                  "Initially Scheduled Maturity Date" shall mean January 16,
         2001.

                  "Interest Payment Date" shall have the meaning assigned to such term in Section 4(a) hereof.

                  "Loan" shall mean the loan made by Lender to Borrower evidenced by this Note.

                  "Loan Documents" shall mean this Note, the Mortgages (if any) and any and all other documents now or hereafter executed by any Borrower by or in favor of Lender, which wholly or partially evidence, guaranty, or secure the Loan, or are executed in connection therewith, together with all amendments, modifications, renewals, substitutions and extensions of any of the foregoing.

                  "Loan Month" shall mean any full calendar month during the term of this Note, with the first Loan Month being October 2000.

                  "Maturity Date" shall mean the earlier to occur of (i) the Initially Scheduled Maturity Date (or in the event that this Note is extended in accordance with Section 5 hereof, the Extended Maturity
         Date), or (ii) the date on which the entire principal amount evidenced by this Note and all accrued interest thereon shall be paid or be required to be paid in full, whether by prepayment, acceleration or otherwise.

                  "Maximum Rate" shall mean the highest interest rate allowed by New York law, as applicable, as amended from time to time, in effect on the date for which a determination of interest accrued hereunder is made; provided however, if United States federal law is preemptive and requires a lower interest rate such rate shall be applicable.

                  "Mortgage Collateral" shall mean a first mortgage lien on each Project, pursuant to a mortgage or deed of trust, as applicable substantially in the form of the mortgages delivered by affiliates of the Borrowers to secure the loan made by Lender in the amount of $10 million on September 15, 1998, with such changes as are reasonably required by Lender to conform to local law and practice, which lien shall be insured by a national title insurance company, and which lien shall be subject only to such exceptions as are acceptable to Lender and its counsel.

                  "Projects" shall mean each property identified on Exhibit A attached hereto, including all improvements thereon and all appurtenances thereto.

                  "Principal Balance" shall mean the balance of the following sums outstanding from time to time: (i) the initial $8,000,000.00 advanced hereunder, plus (ii) any other sums advanced under the Loan Documents, less (iii) any applicable reduction of principal made in accordance with the terms of this Note.

                  "Revolving Credit Agreement" shall mean that certain Second Amended and Restated Loan Agreement dated as of May 14, 1997 (as amended on June 17, 1999) among GPLP, as borrower, Glimcher Realty Trust and Glimcher Properties Corporation, as guarantors the banks and other financial institutions from time to time a party thereto and The Huntington National Bank ("Huntington") and Keybank National Association as co-agents and Huntington as administrative agent, as the same may be further amended, supplemented, restated or otherwise modified from time to time.

                  "Structuring Fee" has the meaning assigned to such term in
         Section 25(b) of this Note.

                  "Transfer" has the meaning assigned to such term in Section 29(b) of this Note.

         2. THE LOAN. On the date hereof, Lender has advanced the Loan in the amount of $8,000,000 to Borrower.

         3. INTEREST RATE. Subject to Sections 8, 10 and 11 below, from the date of this Note to and including the date that the Loan is repaid in full, the Principal Balance shall bear interest at the Applicable Interest Rate from time to time in effect. Interest shall be calculated using the


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                                                                               5

actual days the Principal Balance is outstanding hereunder divided by 360 days and multiplied by the Applicable Interest Rate.

         4. PAYMENT OF PRINCIPAL AND INTEREST.

                           (a) Payment of Interest. Commencing on November 1, 2000, and on the first day of each succeeding month (each, an "Interest Payment Date") to and including the first day of the Loan Month in which the Maturity Date occurs, interest on the Principal Balance of the Loan at the Applicable Interest Rate shall be payable monthly in arrears.

                           (b) Payments on the Maturity Date. On the Maturity Date, a final installment shall be payable, which installment shall include:

                                   (i) all unpaid amounts of the Principal
                  Balance of the Loan;

                                   (ii) interest accrued and unpaid thereon at
                  the Applicable Interest Rate; and

                                   (iii) all other sums due under this Note and
                  the other Loan Documents, including the Structuring Fee, to the extent not previously paid.

         5. EXTENSION. So long as no Event of Default has occurred and is continuing, Borrower shall have the right to extend the maturity of this Note (the "Extension") to April 16, 2001 (the "Extended Maturity Date") provided that Borrower's right to extend the Loan shall be subject to the satisfaction of the following conditions:

                  (a) delivery to Lender of (i) a written notice (the "Extension Notice") of the proposed extension on or before a date which is not less than ten (10) days prior to the Initially Scheduled Maturity Date;

                  (b) payment to Lender of the Extension Fee on the date that the Extension Notice is delivered;

                  (c) If not previously delivered, Borrower shall have delivered the Mortgage Collateral to Lender in recordable form for recordation, together with all other deliveries and payments described in Section 29(n); and

                  (d) Borrower shall have paid the Structuring Fee in accordance with Section 25(b) of this Note.

         6. APPLICATION OF PAYMENTS. Each payment received by Lender from Borrower with respect to this Note shall be applied: First, to the payment of any late charges due and payable hereunder; Second, to the repayment of any amounts advanced by Lender in accordance with the Loan Documents for insurance premiums, taxes, assessments or for preservation or protection of the collateral covered by those documents and to the payment of all costs and expenses incurred by Lender in connection with the collection of this Note (including, without limitation, all attorneys' fees payable hereunder); Third, to the payment of accrued interest; and Fourth, to reduction of the Principal Balance, or in such order or proportion as Lender, in Lender's sole discretion, may determine. Payments shall be deemed made when checks drawn against good funds are received by Lender.

         7. PREPAYMENT.

                           (a) This Note may be prepaid in whole but not in part at any time upon not less than 10 days prior written notice to Lender (in accordance with the terms of this Section), provided that any such prepayment of all or any portion of the Principal Balance, whether voluntary or involuntary, shall be accompanied by (a) interest accrued to the date of prepayment on the principal amount prepaid, (b) if such prepayment occurs prior to the Initially Scheduled Maturity Date, the Prepayment Adjustment, and (c) payment of the Structuring Fee, to the extent not previously paid. As used herein, the term "Prepayment Adjustment" means an amount to be determined by Lender to equal the difference between the following: (x) the remaining interest that would have been paid on the Loan calculated as follows: the Principal Balance multiplied by the Applicable Interest Rate multiplied by the number of days in the period (the "Remaining Period") commencing on the prepayment date and ending on the Initially Scheduled Maturity Date, all divided by 360 less (y) the remaining interest that could be earned by Lender in the prevailing market calculated by multiplying the Principal Balance by the yield to maturity on the United States Treasury Obligation (offer side) having a maturity of three months (the "Treasury Rate") multiplied by the number of days in Remaining Period, all divided by 360. The calculation of the Prepayment Adjustment will be performed by Lender and will be binding on Borrower absent manifest error. The Bank and Borrower agree that in the event of a prepayment, the cost to Lender will be difficult to ascertain and that the Prepayment Adjustment constitutes a reasonable estimate of such cost and is not a penalty. Accordingly, the parties agree that upon the occurrence of a prepayment of the Loan prior to the Initially Scheduled Maturity Date, the Prepayment Adjustment shall be due from Borrower and Lender shall not be obligated to mitigate its costs to reduce such amount.

                           (b) Amounts prepaid under this Note may not be reborrowed.

                           (c) In the event of a sale of any asset of a Borrower, the net proceeds of such sale payable to Borrower shall, within two (2) days of such sale, be paid either to the lenders under the Revolving Credit Agreement (or the replacement thereof), or if not so paid, to Lender, in repayment of the unpaid principal balance of the Note, together with accrued interest on such amount. If such prepayment to Lender is made prior to the Initially Scheduled Maturity Date, the Prepayment Adjustment shall be due and payable by Borrower to Lender and if such prepayment is of the entire Principal Balance, the Structuring Fee shall be due and payable with such prepayment.

         8. MAXIMUM RATE OF INTEREST. All agreements between the Borrower and the Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid to Lender for the use, forbearance, or detention of the money to be loaned under this Note or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Loan exceed the Maximum Rate. If from any circumstances whatsoever fulfillment of any provision hereof or any of such other agreements shall cause the amount paid to exceed the Maximum Rate, then ipso facto, the amount paid to Lender shall be reduced to the Maximum Rate, and if from any such circumstances the Lender shall ever receive interest or an amount which might be deemed interest under applicable law which exceeds the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness of Borrower to Lender, shall, to the extent permitted by applicable law, (i) be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness does not exceed the Maximum Rate now or as hereafter amended, throughout the term thereof, (ii) be characterized as a fee, expense or other charge other than interest, and/or (iii) exclude any voluntary prepayments and the effects thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Lender and the Borrower.

         9. SECURITY. Payment of this Note is secured by the Loan Documents. All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents which are to be kept and performed by Borrower are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

         10. LATE CHARGES. Time is of the essence hereof and if any of the Principal Balance or interest on this Note or other sum due hereunder is not paid within 10 days of notice that such payment is due, Borrower shall, at Lender's sole option, pay to Lender a late charge payment of up to four percent (4%) of the amount of such installment as specified in a written demand for same. Such late charge shall not be applicable to the total payment due on the Maturity Date; provided, however, no applicable grace or cure period shall apply to such final payment. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or the Loan Documents. Any late charges which may accrue shall be due and payable not later than the date the next monthly installment is due under this Note. Borrower agrees that the late charge is intended to compensate Lender for damages Lender will suffer as a result of Borrower's late payment. Such damages include additional expenses in servicing the Loan, sending out notices, computing interest, segregating delinquent sums and accounting and data processing costs. Borrower agrees that such damages are difficult or impractical to ascertain, and the late charge is a fair and reasonable approximation of the amount of damages sustained by Lender for each late payment. Notwithstanding anything herein to the contrary, the 10 day grace period is only applicable with respect to the assessment of the late charge, and should not be construed as a modification or waiver of the due date otherwise specified for any sums due Lender hereunder or under the other Loan Documents. Failure to pay said late charge following written demand shall constitute an Event of Default.

         11. DEFAULT. Upon the occurrence of any Event of Default, the outstanding balance of this Note, plus all amounts then unpaid under any Loan Document, shall each bear interest at the Default Rate for so long as the Event of Default shall remain uncured, payable on each Interest Payment Date. In addition, Lender, at its option and without further notice, demand or presentment for payment to Borrower or others, may declare immediately due and payable the unpaid Principal Balance and interest accrued thereon together with all other sums owed by Borrower under this Note and the other Loan Documents (including, but not limited to reasonable attorneys' fees as provided in Section
13), anything in this Note and the other Loan Documents to the contrary notwithstanding. Payment of such sums may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Lender in this Note or the other Loan Documents. Notwithstanding the foregoing, upon the occurrence of a Bankruptcy Event, (as defined in the definition of Event of Default), the unpaid Principal Balance and interest accrued thereon together with all other sums owed by Borrower under this Note and the other Loan Documents (including, but not limited to reasonable attorneys' fees as provided in Section 13) shall automatically become due and payable.

         12. REMEDIES CUMULATIVE. The remedies of Lender, as provided in this Note, the Pledge Agreement and the Loan Documents, shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as open as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. In any action, sale of collateral, or other proceedings to enforce this Note or any other Loan Document, Lender need not file or produce the original of this Note, but only need file or produce a photocopy of this Note certified by Lender to be a true and correct copy of this Note.

         13. ATTORNEYS' FEES. In the event that suit be brought hereon, or an attorney be employed or expenses be incurred to compel payment of this Note or any portion of the indebtedness evidenced hereby, or to defend the Lender's interest under any of the Loan Documents, Borrower promises to pay all such reasonable attorneys' fees, costs and expenses (including attorneys' fees incurred in collecting attorneys' fees) all as actually incurred by Lender as a result thereof and including, without limitation (a) reasonable attorneys' fees, costs and expenses incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapters 7 or 11 of the United States Bankruptcy Code or any successor thereto, and (b) reasonable attorneys fees, costs and expenses incurred as a result of Lender exercising its rights to cure any Event of Default by Borrower under this Note or any other Loan Document, or as a result of the foreclosure, assignment in lieu thereof or enforcement of any Loan Document. Additionally, Borrower agrees to pay all reasonable attorneys' fees, costs and expenses attributable to any subsequent modification or restructure of this Note.

         14. WAIVER OF NOTICE BY BORROWER. BORROWER WAIVES DILIGENCE, PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF

PROTEST, NOTICE OF NONPAYMENT OR DISHONOR, NOTICE OF INTENTION TO ACCELERATE, NOTICE OF ACCELERATION, PROTEST AND NOTICE OF PROTEST OF THIS NOTE, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL OTHER NOTICES (EXCEPT AS EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS) IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT, OR ENFORCEMENT OF THE PAYMENT OF THIS NOTE. BORROWER FURTHER WAIVES ALL VALUATION AND APPRAISEMENT PRIVILEGES, THE BRINGING OF SUIT, CLAIMS OF LACK OF DILIGENCE OR DELAYS IN COLLECTION OR ENFORCEMENT OF THIS NOTE, THE RELEASE OF ANY PARTY LIABLE, THE RELEASE OF ANY SECURITY FOR THE DEBT, THE TAKING OF ANY ADDITIONAL SECURITY AND ANY OTHER INDULGENCE OR FORBEARANCE.

         15. NO WAIVER BY LENDER. Lender shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth in the writing. The acceptance by Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express consent of Lender, except as and to the extent otherwise provided by law. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

         16. GOVERNING LAW AND CONSENT TO JURISDICTION. PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BORROWER AGREES THAT THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE LAWS OF THE STATE OF NEW YORK. IN ACCORDANCE WITH SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BORROWER AGREES THAT ANY ACTION TO ENFORCE THE TERMS OF THIS NOTE MAY BE COMMENCED IN ANY COURT LOCATED IN THE STATE OF NEW YORK. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

         17. CONSTRUCTION OF CERTAIN TERMS. Whenever used, the singular number shall include the plural, the plural shall include the singular, and the words "Lender" and "Borrower" shall be deemed to include their respective heirs, administrators, executors, successors and assigns.

         18. NOTICE. Any notice or other communication hereunder shall be in writing and shall be deemed to have been given when delivered by hand delivery or by nationally recognized courier service (such as Federal Express) addressed to the applicable party at its address first specified above or to such other address with respect to any party as such party shall notify the other(s) in writing.

         19. SEVERABILITY OF PROVISIONS. In the event any one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions hereof shall be in no way affected, prejudiced or disturbed thereby.

         20. SALE OF INTEREST. Borrower acknowledges that Lender may, in its sole discretion, sell all or any part of its interest in the Loan as evidenced by this Note, including participating interests therein. Any such sale may be at a discount or premium, subject to a brokerage fee or involve a servicing agreement.

         21. HEADING. The section captions are inserted for convenience of reference only and shall in no way alter or modify the text of such sections.

         22. WAIVER OF JURY TRIAL. BORROWER AND LENDER MUTUALLY, EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY FOR ANY PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, OR ANY OTHER LOAN DOCUMENT CONNECTED WITH THIS TRANSACTION, IN THE INTEREST OF AVOIDING DELAYS AND EXPENSES ASSOCIATED WITH JURY TRIALS.

         23. ENTIRE AGREEMENT. Borrower and Lender, by acceptance of this Note, hereby agree that the Loan Documents supersede any prior oral or written agreements of the parties.

         24. TIME OF THE ESSENCE. Time is of the essence for the performance of each and every covenant of Borrower hereunder. No excuse, delay, act of God, or other reason, whether or not within the control of Borrower, shall operate to defer, reduce or waive Borrower's performance of any such covenant or obligation.

         25. FEES AND EXPENSES. (a) On the date hereof, the Borrower shall pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with the negotiation, preparation and execution of, the Loan Documents, and any other documents and instruments prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby, including, without limitation, Lender's due diligence and underwriting expenses, appraisal fees, the reasonable fees and disbursements of Lender's outside counsel and special local counsel to the Lender. If invoices are not available for any of such costs and expenses, Borrower shall pay such costs and expenses promptly after request by Lender.

                           (b) On the earlier to occur of (i) the Initially Scheduled Maturity Date and (ii) the date the Loan is prepaid or repaid in full or otherwise becomes due and payable, Borrower shall pay to Lender or any affiliate of Lender designated by Lender a structuring fee equal to $180,000 (the "Structuring Fee").

         26. JOINT AND SEVERAL OBLIGATIONS. The obligations of each Borrower under this Note shall be joint and several and Lender may enforce such obligations against either or both parties comprising Borrower in such order as Lender may determine in its sole discretion.

         27. FINANCIAL STATEMENTS. Not later than thirty (30) days after the end of each monthly period, Borrower shall prepare, or cause to be prepared, and deliver to Lender, monthly operating statements relating to the Projects for such monthly period (which statements shall include income and disbursements).

         28. SECURITY INTEREST IN CASH FLOW FROM PROJECTS. As collateral security for the full and punctual payment of the Indebtedness (whether upon stated maturity, by acceleration or otherwise), GPLP hereby pledges and grants to Lender, a continuing first priority lien on and security interest in, and, as a part of such grant and pledge, hereby transfer and assign to Lender, as collateral security for the Indebtedness all rents, income, revenue, issues, receipts, profits, cash flow and proceeds from, or related to, the Projects.

         29. REPRESENTATIONS, WARRANTIES AND COVENANTS.

                           (a) GPLP is the legal and beneficial owner of and has good and marketable fee simple title to each of the Projects and has good title to all of the other collateral pledged by it pursuant hereto or in which it has granted a security interest pursuant hereto or any other Loan Document, free and clear of all claims, pledges, liens, encumbrances and security interests of every nature whatsoever except in favor of Lender and has the unqualified right to pledge and grant a security interest in each Project provided without the consent of any other person, firm or entity which has not been obtained, delivered to Lender and is in full force and effect.

                           (b) GPLP will not sell, assign, or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant a security interest in or otherwise encumber any Project or any interest therein, directly or indirectly, or suffer any of the same to exist (any of the foregoing, a "Transfer"); and any Transfer of any nature whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of Lender, shall forthwith be canceled or satisfied by an appropriate instrument in writing. Borrower agrees at the request of Lender and at Borrower's sole cost and expense, to record in the real estate records in the jurisdictions where the Projects are located, an agreement similar in substance to this subparagraph (b), which agreement will not be released prior to the date that the Loan is repaid in full.

                           (c) The principal place of business and chief executive office of GPLP is at its address first set forth above. No Borrower will change such principal place of business or chief executive office or remove such records or change its name, identity or structure unless such Borrower shall provide Lender with at least thirty (30) days' prior written notice thereof.

                           (d) There are no currently effective financing statements on file in any jurisdiction covering any Project or portion thereof. Borrowers will not, without the prior written consent of Lender, execute and, until payment in full of all of the Indebtedness, there will not ever be on file in any public office, any financing statement or statements covering any or all of the Projects, except financing statements filed or to be filed in favor of Lender, as secured party.

                           (e) No Borrower is insolvent (in any sense of the word) now, nor was it insolvent at the time it acquired title to the Projects, nor will it be rendered insolvent by reason of this Note.

                           (f) Each Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each such party is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations and possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.

                           (g) Each Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. This Agreement and such other Loan Documents have been duly executed and delivered by each Borrower, and constitute legal, valid and binding obligations of such parties enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) without offset, defense or counterclaim.

                           (h) The execution, delivery and performance by each Borrower of this Note and the other Loan Documents to which they are a party will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of such parties' properties or assets pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, organizational agreement or other agreement to which it is a party or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by such parties of this Note and the other Loan Documents to which they are a party has been obtained and is in full force and effect.

                           (i) No information contained in this Note, the other Loan Documents, or any written statement furnished by or on behalf of the Borrowers contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact or circumstance presently known to it which has not been disclosed to Lender and which materially adversely affects, or is likely to materially adversely affect, the Projects, any Borrower or their business, operations or condition (financial or otherwise).

                           (j) No Borrower is an employee benefit plan subject to Title I of ERISA and none of their assets constitutes or will constitute plan assets.

                           (k) No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by legal requirements or by the terms and conditions of this Note or the other Loan Documents.

                           (l) No Borrower is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                           (m) The Borrowers agree that all of the covenants (including those contained in Sections 10 and 11 thereof) of the Borrowers and Glimcher Realty Trust contained in the Revolving Credit Agreement as it exists on the date hereof are hereby expressly incorporated by reference in this Agreement, whether or not such covenants have been modified or waived and whether or not the Revolving Credit Agreement is in full force and effect (provided that if any such covenants are modified or if a new senior revolving credit agreement is entered into with covenants more restrictive to Borrowers or its subsidiaries, such modified covenants shall be incorporated herein). If prior approval of the "Required Banks" or the "Agent" or of any "Lender" (as such terms are defined in the Revolving Credit Agreement) is required under the Revolving Credit Agreement in order for a Borrower or Glimcher Realty Trust to be permitted to deviate from such covenants, neither Borrower nor Glimcher Realty Trust shall take any such action or be granted any waiver of such covenants under this Note without the prior written approval of Lender. If at any time prior to the payment in full of the Indebtedness, the Revolving Credit Agreement is no longer outstanding, then the affirmative and negative covenants in such Revolving Credit Agreement shall continue to apply with the same force and effect as if such Revolving Credit Agreement were still outstanding. The Borrowers agree that, separate and apart from the obligations under the Revolving Credit Agreement, Lender shall be entitled to enforce the covenants incorporated by reference herein as if such covenants were fully set forth herein. Nothing contained herein shall be interpreted or construed to limit the rights of Lender to enforce its rights and remedies contained in the Loan Documents.

                           (n) Within ten business days of request by Lender, Borrower shall deliver the Mortgage Collateral to Lender as collateral for this Note, together with (i) the payment of all title insurance premiums, including endorsements required by Lender or its counsel, (ii) the payment of all applicable mortgage recording taxes and filing fees, (iii) if required by Lender, favorable opinions of counsel qualified in the relevant jurisdictions where the Projects are located, confirming the enforceability and other customary matters relating to the Mortgage Collateral, (iv) the title insurance described in the definition of Mortgage Collateral in Section 1 above, (v) recent environmental audits showing no matters unsatisfactory to Lender, (vi) UCC-1 Financing Statements required by Lender or its counsel to perfect Lender's security interest in fixtures and personal property located at the Projects; (viii) ALTA surveys of the Projects showing no matters unsatisfactory to Lender and its counsel, and (ix) such other documents and deliveries reasonably requested by Lender as are customarily required to be delivered to institutional lenders in connection with mortgaged properties similar to the Projects.

                           (o) On or prior to the date of this Note, Borrower has delivered to Lender a letter from a national title insurance company (the "Title Company"), certifying that the Projects are each owned by GPLP and that no Project is encumbered by a mortgage, deed of trust or security interest (a "Security Instrument"). Within 15 business days of the date of this Note, Borrower shall cause title insurance commitments of the Title Company to be delivered to Lender with respect to the Projects. It shall be an immediate Event of Default hereunder if such title commitments indicate that GPLP is not the owner in fee simple of each Project or that there are any Security Instruments encumbering any Projects or any other monetary lien encumbering any Project other than mechanics' liens and municipal liens which Borrower will bond over or otherwise discharge within 15 days of discovery.

                           (p) GPLP shall not transfer any of its assets to Glimcher Realty Trust, other than in the ordinary course of business.

         IN WITNESS WHEREOF, each Borrower, intending to be legally bound hereby, has duly executed this Note the day and year first above written.

                            GLIMCHER PROPERTIES LIMITED PARTNERSHIP


                            By: Glimcher Properties Corporation, general partner

                                By: /s/ William G. Cornely
                                   --------------------------------------------
                                   Name: William G. Cornely
                                   Title: Executive Vice President/COO/CFO


                            GLIMCHER PROPERTIES CORPORATION


                                By: /s/ William G. Cornely
                                   ---------------------------------------------
                                   Name: William G. Cornely
                                   Title: Executive Vice President/COO/CFO

                                    EXHIBIT A




1.    (#138) Cherry Hill Plaza, East Stuart Drive, Galax, VA 24333-2520

2.    (#009) Clarksville Plaza, 748-756B E. Highway 131, Clarkesville, IN  47130

3.    (#053) Hills Plaza East, 2701-2711 Elm Street, Erie, PA  16504-2935

4.    (#012) Indian Mound Plaza, 857-863 S. 30th. Street, Heath, OH  43056-1207

5. (#013) Middletown Plaza, 2535-2701 S. Breiel Boulevard, Middletown, OH 45044-7105

6.    (#017) Stewart Plaza, 1028-1060 Ashland Road, Mansfield, OH  44905-2157